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                      EXHIBIT 4.15: Form Series A Warrant


NEITHER THIS WARRANT NOR THE SHARES OF SERIES A PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND NEITHER THIS WARRANT NOR THE SHARES OF SERIES A PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CAN BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF SUCH ACTS OR AN EXEMPTION THEREFROM.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, AND TRANSFER OF THIS WARRANT AND THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, TRANSFER AND VOTING OF THE SHARES OF SERIES A PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT AND PLAN OF MERGER DATED DECEMBER 19, 1995 AMONG THE COMPANY AND BROOKS TELECOMMUNICATIONS CORPORATION, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE SECRETARY OF THE COMPANY.



                                                        _______________ Warrants

                         VOID AFTER ____________, ____


                         BROOKS FIBER PROPERTIES, INC.

                              WARRANT CERTIFICATE


         THIS CERTIFIES THAT for value received _______________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed at any time prior to 4:00 P.M. (St. Louis time) on ____________, ____, at the principal executive offices of Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), one fully paid and nonassessable share of the $.01 par value Series A Voting Convertible Preferred Stock of the Company ("Series A Preferred Stock") at the following purchase price per share ("Purchase Price"):

         Purchase Price
            Per Share*                If Exercised
         ---------------              ------------

           $220.00                Prior to [November 10, 1996];
           $290.00                thereafter but prior
                                  to [November 10, 1997];
           $380.00                After [November 10, 1997].



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*   Purchase price to be adjusted to reflect the 20 for 1 Stock Split.

The Warrants evidenced by this Warrant Certificate may be exercised in whole but not in part.

         The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Series A Preferred Stock which may be purchased upon exercise thereof) set forth above, and each of the Purchase Prices set forth above, are the number and Purchase Prices as of December 31, 1995, based on the shares of Series A Preferred Stock as constituted at such date. In order to prevent dilution of the exercise rights granted under this Warrant, each of the Purchase Prices set forth above and the number of shares of Series A Preferred Stock which may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

             (i) Subdivision or Combination of Series A Preferred Stock. If and whenever on or after the original date of issuance of this Warrant the Company (A) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Series A Preferred Stock into a greater number of shares, the Purchase Prices set forth above in effect immediately prior to such subdivision shall be proportionately reduced, or (B) combines (by reverse stock split or otherwise) its outstanding shares of Series A Preferred Stock into a smaller number of shares, the Purchase Prices set forth above in effect immediately prior to such combination shall be proportionately increased. Whenever the Purchase Prices set forth above are adjusted, the holder of this Warrant shall thereafter be entitled to purchase at the new Purchase Prices the number of shares of Series A Preferred Stock obtained by multiplying the Purchase Prices in effect immediately prior to such adjustment by the number of shares of Series A Preferred Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Purchase Prices.

             (ii) Reorganization, Reclassification, Consolidation, Merger or Sale. Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another person or other transaction which is affected in such a manner that holders of Series A Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series A Preferred Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the holder of this Warrant shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Series A Preferred Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if the holder of this Warrant had exercised this Warrant immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision to insure that the adjustment provisions of this Warrant shall thereafter continue to apply (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Purchase Price to the value for the Series A Preferred Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Series A Preferred Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.



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             (iii)  Certain Events.  If any event occurs of the type
contemplated by the adjustment provisions of this Warrant but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Purchase Prices set forth above so as to protect the rights of the holder of this Warrant; provided that no such adjustment shall increase the Purchase Prices set forth above as otherwise determined pursuant hereto or decrease the number of shares of Series A Preferred Stock issuable upon exercise of this Warrant.

             (iv) Notices. Immediately upon any adjustment of the Purchase Price, the Company shall give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall also give written notice to the holder of this Warrant at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Series A Preferred Stock or upon its $0.01 par value Voting Common Stock ("Common Stock"), (B) with respect to any pro rata subscription offer to holders of the Series A Preferred Stock or the Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, and the date on which any Organic Change shall take place.

             (v) Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to each record holder of the Series A Preferred Stock or the Common Stock, in its capacity as such record holder, then the holder of this Warrant shall thereafter be entitled to acquire, in addition to the shares of Series A Preferred Stock acquirable and receivable upon exercise of this Warrant (and the shares of Common Stock issuable upon conversion thereof), and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Series A Preferred Stock acquirable upon exercise of this Warrant (or the shares of Common Stock issuable upon conversion thereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Series A Preferred Stock or the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         The Company covenants that it will at all times reserve and keep available out of its authorized Series A Preferred Stock and Common Stock, solely for the purpose of issuance upon exercise of this Warrant and conversion of the shares of Series A Preferred Stock issuable upon exercise of this Warrant, such number of shares of Series A Preferred Stock and Common Stock as shall from time to time be issuable upon the exercise of this Warrant and conversion of the shares of Series A Preferred Stock issuable upon exercise of this Warrant; and if at any time the number of authorized but unissued and issued but not outstanding shares of the Series A Preferred Stock and Common Stock, on a fully diluted basis, shall not be sufficient to effect the exercise of this Warrant at the Purchase Price then in effect and conversion of the shares of Series A Preferred Stock issuable upon exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued or issued but not outstanding shares of the Series A Preferred Stock and Common Stock to such number of shares as shall be sufficient for such purpose. The Company covenants that all shares of Series A Preferred Stock and Common Stock which shall be so issuable, when issued upon exercise of this Warrant or conversion of such Series A Preferred Stock, shall be duly and validly issued, fully-paid and non-assessable.

         The issuance of certificates for shares of the Series A Preferred Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect of the issuance of such certificates or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Series A Preferred Stock.



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         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Series A Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise), or except as provided above, to receive notice of meetings, or to receive dividends of subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised.

         Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company that:

             (a) This Warrant Certificate is transferable only on the registry books of the Company if surrendered at the principal office of the Company, duly endorsed, or accompanied by a proper instrument of transfer; and

             (b) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced hereby (notwithstanding any notations of ownership or writing on this Warrant Certificate made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

         All notices, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one business day after being sent to the recipient by reputable express courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be delivered or sent (i) to the Company at its principal executive offices and (ii) to the holder of this Warrant at its address as it appears on the Company's records (or such other address as may be indicated by the holder of this Warrant upon written notice to the Company).

         THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.



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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized officer as of ____________, ____.

                          BROOKS FIBER PROPERTIES, INC.


                          By:
                             -----------------------------------
                                  Vice Chairman
ATTEST:

-----------------------------------
         Secretary




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                          FORM OF ELECTION TO PURCHASE


    (TO BE EXECUTED IF HOLDER DESIRES TO EXERCISE THIS WARRANT CERTIFICATE.)



To Brooks Fiber Properties, Inc.

         The undersigned hereby irrevocably elects to exercise the Warrants represented by this Warrant Certificate to purchase the shares of Series A Preferred Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


________________________________________________________________________________
                        (Please print name and address)


Dated:   _______________________________, 199_____


                              __________________________________________________
                              Signature

                              (SIGNATURE MUST CONFORM IN ALL RESPECTS TO NAME OF HOLDER AS SPECIFIED ON THE FACE OF THIS WARRANT CERTIFICATE)
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                               FORM OF ASSIGNMENT

    (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THIS WARRANT CERTIFICATE.)


FOR VALUE RECEIVED ___________ hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________

____________________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________________________________ Attorney,
to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:   ______________________________, 199____



                              __________________________________________________
                              Signature

                              (SIGNATURE MUST CORRESPOND IN ALL RESPECTS TO THE NAME OF HOLDER AS SPECIFIED ON THE FACE OF THIS WARRANT CERTIFICATE).